EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                                                  Three             Six
                                                                                                  Months           Months
                                                       Years Ended December 31,                   Ended            Ended
                                                                                                 June 30,         June 30,

                                                1994             1995             1996             1997             1997


Income per share calculations:

Income before extraordinary item                $ 281             $  1,765         $  2,331       $  (1,691)       $  (1,491)

Extraordinary item                                -                 -                  (64)           -                ( 229)


Net income                                      $ 281             $  1,765         $  2,267       $  (1,691)       $  (1,720)

Weighted average number of
common and common equivalent
shares are as follows:

    Weighted average common
    shares outstanding                                               3,184           10,273           12,359           12,184

    Shares issued from
    assumed exercise of
    options and warrants (1)                    _____                  211              182              173              178


    Weighted average number
    of shares outstanding                        N/A                  ,395           10,455           12,532            2,362

Income per common and
common equivalent shares:


    Income before extraordinary
    item                                                          $   0.52        $    0.23        $  (0.13)        $  (0.12)

    Extraordinary item                          _____               -                (0.01)           -                (0.02)


    Net income                                   N/A              $   0.52         $   0.22        $  (0.13)        $  (0.14)

_______________________

(1) Shares issued from assumed exercise of options and warrants include the number of incremental shares which would result from applying the "treasury stock method" for options and warrants, APB 15, paragraph 38 and Staff Accounting Bulletin No. 83

462815.1